As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0928885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2005 Equity Compensation Plan

(Full titles of the plans)

Darin M. Lippoldt, Esq.

Executive Vice President, General Counsel, Secretary

and Chief Compliance Officer

3661 Valley Centre Drive, Suite 200

San Diego, CA 92130

(Name and Address of Agent for Service)

(800) 228-4728

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew T. Browne, Esq.

Karen E. Deschaine, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock issuable under the Amended and Restated 2005 Equity Compensation Plan (par value $0.001 per share), including related rights to purchase Series A Junior Participating Preferred Stock	7,860,000 shares (1)	$16.79 (2)	$131,969,400 (2)	$18,001

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also register any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that may become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 23, 2013.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8 NO. 333-136655, NO. 333-145761 and NO. 333-172119

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the Amended and Restated 2005 Equity Compensation Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 15, 2006 (File No. 333-136655), August 29, 2007 (File No. 333-145761) and February 8, 2011 (File No. 333-172119). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBITS

Exhibit Number	Exhibit Title

4.1

Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.2	Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52045), as originally filed on May 4, 2011, and incorporated herein by reference).

4.3

Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.4

Specimen Common Stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference).

4.5

Fourth Amended and Restated Investor Rights Agreement, dated February 18, 2005, by and among the Registrant and certain stockholders (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference).

4.6

Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006 (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (see Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).

99.1	Amended and Restated 2005 Equity Compensation Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF 14A, as originally filed on April 11, 2013, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 31, 2013.

VOLCANO CORPORATION

By:	/s/ R. Scott Huennekens
R. Scott Huennekens
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. SCOTT HUENNEKENS, JOHN T. DAHLDORF and DARIN M. LIPPOLDT, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Scott Huennekens	President and Chief Executive Officer, Director (Principal Executive Officer)	May 31, 2013
R. Scott Huennekens

/s/ John T. Dahldorf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2013
John T. Dahldorf

/s/ Ronald A. Matricaria	Director, Chairman of the Board of Directors	May 31, 2013
Ronald A. Matricaria

/s/ Kieran T. Gallahue	Director	May 31, 2013
Kieran T. Gallahue

/s/ Lesley H. Howe	Director	May 31, 2013
Lesley H. Howe

/s/ Siddhartha Kadia, Ph.D.	Director	May 31, 2013
Siddhartha Kadia, Ph.D.

/s/ Alexis V. Lukianov	Director	May 31, 2013
Alexis V. Lukianov

/s/ Leslie V. Norwalk	Director	May 31, 2013
Leslie V. Norwalk

/s/ Roy T. Tanaka	Director	May 31, 2013
Roy T. Tanaka

/s/ Eric J. Topol, M.D.	Director	May 31, 2013
Eric J. Topol, M.D.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1

Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.2	Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52045), as originally filed on May 4, 2011, and incorporated herein by reference).

4.3

Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

4.4

Specimen Common Stock certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference).

4.5

Fourth Amended and Restated Investor Rights Agreement, dated February 18, 2005, by and among the Registrant and certain stockholders (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference).

4.6

Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006 (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), as originally filed on August 9, 2006, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (see Exhibit 5.1).

24.1	Power of Attorney (see signature page to this Registration Statement).

99.1	Amended and Restated 2005 Equity Compensation Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF 14A, as originally filed on April 11, 2013, and incorporated herein by reference).